Exhibit 10.1

SEVERANCE AGREEMENT AND GENERAL RELEASE OF CLAIMS

THIS SEVERANCE AGREEMENT AND GENERAL RELEASE OF CLAIMS (this “Agreement”) is made and entered into between Glenn Hickman (“Executive”) and Wrap Technologies, Inc. a Delaware corporation (“Wrap” or the “Company”) and Insperity PEO Services L.P. (Insperity). Wrap and Executive are each referred to herein individually as a “Party” and collectively as the “Parties.” The terms of this Agreement are set forth below:

1.          Separation from Employment. Executive’s employment with Wrap ended as of April 17, 2023 (the “Separation Date”). Executive acknowledges and agrees that, as of the Separation Date, Executive had no employment relationship with Wrap or any other Releasee (as defined below). Executive acknowledges and agrees that, as of the Separation Date, Executive resigned as an officer of the Company and each affiliate of the Company for which Executive served as an officer, and Executive no longer held any offices or other positions with the Company or any of its affiliates.

2.          2022 Bonus; Satisfaction of Payment and Leave Obligations; Executive’s Representations.

(a)    On or before May 31, 2023, the Company shall: (i) make a payment to Executive equal to $22,500, less applicable taxes, deductions and withholdings required by law less applicable taxes and withholdings; and (ii) issue to Executive, 16,605 shares of Common Stock (as defined below) granted as a “Stock Award” pursuant to the Plan (as defined below) on the Separation Date (collectively, the payment of cash and issuance of stock referenced in the immediately preceding clauses (i) and (ii) are referred to as the “2022 Bonus Award”). Any applicable deductions and withholdings required with respect to the Common Stock to be issued pursuant to Section 2(a)(i) will be deducted from the cash amount payable with respect to the 2022 Bonus Award. Executive acknowledges and agrees that Executive’s receipt of the 2022 Bonus Award shall fully and finally satisfy any obligations that Wrap or any other Releasee may have to Executive with respect to the payment or award of any bonus for services performed by Executive prior to the Separation Date.

(b)    Executive acknowledges that, other than the 2022 Bonus Award and (if still unpaid as of the date that he signs this Agreement) his base salary for the pay period in which the Separation Date occurred, the Company has (i) paid him all amounts owed to him (including, without limitation, his salary, any earned bonus or commissions, and any other accrued wages), and (ii) provided him all leaves (paid and unpaid) and benefits to which he is and has been entitled. Executive further acknowledges and represents that he has not brought, does not intend to bring, and will not bring a claim for any such wage or benefit. Executive represents that he is not currently aware of any facts or circumstances constituting sexual harassment, sexual abuse, or retaliation for reporting sexual harassment or abuse, by Wrap or any other Releasee, or a violation by Wrap or any other Releasee of the Fair Labor Standards Act, as amended, the Arizona statutes related to minimum wage, overtime, commissions, leave, or wage statements, as amended, the Families First Coronavirus Response Act, as amended, or other federal, state or local laws relating to the employment relationship or governing employment practices. Executive further represents that he has not suffered any on-the-job injury for which he has not already filed a claim.

3.          Separation Benefits.

(a)    Severance Pay. Provided that Executive (x) executes this Agreement on or after the Separation Date and returns a copy of this Agreement that has been executed by Executive to the Company so that it is received by Chris DeAlmeida at cdealmeida@wrap.com no later than May 4, 2023; and (y) complies with the terms and conditions set forth in this Agreement, then the Company shall pay Executive a total severance payment of $112,500, less applicable taxes, deductions and withholdings required by law (the “Severance Payment”), which Severance Payment shall be divided into substantially equal installments and paid on the Company’s regular payroll dates for executive employees over the six-month period following the Separation Date; provided, however, the first installment of the Severance Payment shall be paid on the Company’s first payroll date for executive employees that comes after the date that this Agreement (the “First Payment Date”), executed by Executive, has been returned by Executive to the Company and shall include (without interest) the number of installments of the Severance Payment that would have been paid between the Separation Date and the First Payment Date had such payments been paid on the Company’s regular payroll dates for executive employees, and the remainder of the installments of the Severance Payment will be paid on the Company’s regular payroll dates for executive employees within the three-month period following the Separation Date. Executive acknowledges that he was not entitled to the severance payment but for his entry into this Agreement and satisfaction of the terms herein. Executive further acknowledges and agrees that the payments made pursuant to this Agreement shall not be construed or interpreted as an admission of any liability on the part of Wrap or any other Releasee. Wrap specifically disclaims liability to or wrongful treatment of Executive on the part of Wrap or any other Releasee.

(b)    For a period of three (3) months (the “Reimbursement Period”) commencing on the Resignation Date that Executive elects to continue coverage for the Executive and Executive’s eligible dependents, if any, under the Company’s group health plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will reimburse Executive for the portion of the amount Executive pays to effect and continue such coverage that otherwise would have been paid by the Company had Executive remained an employee of the Company during the Reimbursement Period. The COBRA reimbursements will be made by the Company’s normal expense reimbursement policy. Executive acknowledges and agress that the election of the continuation coverage pursuant to COBRA and providing any premiums due to the Company with respect to such continuation coverage will remain Executive’s sole responsibility.

4.          Release of Liability for Claims.

(a)    For good and valuable consideration, including the consideration set forth in Section 3 (and any portion thereof), Executive forever releases, discharges and acquits Wrap and each Wrap affiliate, and each of the foregoing entities’ respective and current and former shareholders, members, directors, officers, employees, managers, accountants, agents, attorneys, representatives, parent companies, subsidiaries, divisions, members, partners, predecessors, successors, equityholders, Insperity PEO Services, L.P. (“Insperity”), all entities who are or may be considered joint employers, assigns, trusts, and affiliates, and the Company’s and its affiliates’ benefit plans (and the fiduciaries and trustees of such plans) (each a “Releasee” and, collectively, the “Releasees”) from liability for, and Executive hereby waives, any and all claims, demands, damages, suits, or causes of action of any kind related to or arising from Executive’s ownership of any interest in the Company, Executive’s employment or engagement with any Releasee, the termination of such employment or engagement, and any other acts or omissions related to any matter occurring on or prior to the date that Executive executes this Agreement, any other form of dispute for adjudication in any forum, whether known or unknown, relating in any way to Executive’s employment with Wrap or the termination thereof or any event or transaction that occurred before this Agreement is signed, including, without limitation, (i) claims or any alleged violation through such time of (A) any federal, state or local anti-discrimination or anti-retaliation law, regulation or ordinance, including, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C.A. Section 1981 and Section 1983, the Americans with Disabilities Act, and the Equal Pay Act (B) the Arizona Civil Rights Act, the Arizona Equal Pay Act, the Arizona Employment Protection Act, the Arizona Occupational Health and Safety Act, and the Arizona Medical Marijuana Act, (C) the Employee Retirement Income Security Act (“ERISA”), (D) the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act, (E) the Occupational Safety and Health Act; (F) the Worker Adjustment and Retraining Notification Act, (G) the federal Family and Medical Leave Act (“FMLA”), all as amended,

(H) any federal, state or local wage and hour law; (I) any other local, state or federal law, regulation or ordinance; or (J) any public policy, contract, tort, or common law claim, including any claim for defamation, emotional distress, fraud or misrepresentation of any kind, promissory estoppel, breach of any implied duty of good faith and fair dealing, breach of implied or express contract, breach of fiduciary duty or wrongful discharge; (ii) any allegation for costs, fees, or other expenses including attorneys’ fees incurred in or with respect to a Released Claim; (iii) any claim for breach of the RSU Award Agreements, Option Agreement, Plan, or any other agreement (including that certain offer letter from the Company dated March 11, 2021), incentive compensation plan or equity-based plan with any Releasee; (iv) any claim, whether direct or derivative, arising from, or relating to, Executive’s status as a holder of any shares or interests in any Releasee; and (v) any claim for compensation or benefits of any kind not expressly set forth in this Agreement (collectively, the “Released Claims”). Executive is not waiving rights or claims that may arise after the date of this Agreement or which otherwise cannot be waived. This Agreement is not intended to indicate that any such claims exist or that, if they do exist, they are meritorious. Rather, Executive is simply agreeing that, in exchange for any consideration received by Executive pursuant to Section 3, any and all potential claims of this nature that Executive may have against the Released Parties, regardless of whether they actually exist, are expressly settled, compromised and waived. THIS RELEASE INCLUDES MATTERS ATTRIBUTABLE TO THE SOLE OR PARTIAL NEGLIGENCE (WHETHER GROSS OR SIMPLE) OR OTHER FAULT, INCLUDING STRICT LIABILITY, OF ANY OF THE RELEASED PARTIES. EMPLOYEE FULLY UNDERSTANDS THAT THIS IS A GENERAL WAIVER AND RELEASE OF ALL CLAIMS.

(b)    For the avoidance of doubt, nothing in this Agreement releases Executive’s rights to receive payments or benefits pursuant to Section 3 of this Agreement. Further, in no event shall the Released Claims include (i) any claim that arises after the date that Executive signs this Agreement; (ii) rights to indemnification or expense advancement from the Company pursuant to the Company bylaws or similar governing documents, and rights under directors’ and officers’ insurance policies maintained by the Company; or (iii) any claim to vested benefits under an employee benefit plan that is subject to ERISA and that cannot be released pursuant to ERISA. Further notwithstanding this release of liability, nothing in this Agreement prevents Executive from filing any non-legally waivable claim (including a challenge to the validity of this Agreement) with the Equal Employment Opportunity Commission (“EEOC”) or comparable state or local agency or participating in (or cooperating with) any investigation or proceeding conducted by the EEOC or comparable state or local agency or cooperating in any such investigation or proceeding; however, Executive understands and agrees that Executive is waiving any and all rights to recover any monetary or personal relief from a Releasee as a result of such EEOC or comparable state or local agency or proceeding or subsequent legal actions. Further, nothing in this Agreement prohibits or restricts Executive from filing a charge or complaint with, or cooperating in any investigation with, or making disclosures to, the Securities and Exchange Commission, the Financial Industry Regulatory Authority, or any other securities regulatory agency or authority (each, a “Government Agency”), and nothing herein will require Executive to inform any Released Party that he has made such a charge, complaint or disclosure or that he is engaging in such cooperation. This Agreement does not limit Executive’s right to receive an award for information provided to a Government Agency. Further, this Agreement does not release Executive’s right to seek unemployment insurance or workers’ compensation benefits.

(c)    Nothing in this Agreement is intended to forfeit Executive’s ownership of (or waive Executive’s future rights with respect to) any shares of Common Stock, $0.0001 par value per share, of the Company (“Common Stock”) issuable pursuant to the vested restricted stock units or options to purchase Common Stock described below, which restricted stock units and options to purchase Common Stock shall continue to be governed by the terms (including such terms with respect to vesting upon Executive’s separation from employment and potential exercise or settlement) set forth in: (x) that certain Restricted Stock Unit Award Agreement between the Parties dated as of March 23, 2021 and that certain Restricted Stock Unit Award Agreement between the Parties dated as of March 2, 2022 (collectively, the “RSU Award Agreements”); (y) that certain Non-Statutory Stock Option Agreement between the Parties dated March 23, 2021 (the “Option Agreement”) and (z) the Wrap Technologies, Inc. 2017 Equity Compensation Plan (the “Plan”), as applicable.

5.          Confidentiality; Non-Competition; Non-Solicitation; Non-Disparagement.

(a)    In signing this Agreement, Executive promises and affirms that Executive shall hold in the strictest confidence and take all reasonable precautions to prevent any unauthorized use or disclosure of Company Confidential Information (as defined below). Executive will not (i) use Company Confidential Information for any purpose whatsoever other than for the benefit of the Company, or (ii) disclose Company Confidential Information to any third party without the prior written authorization of a named Officer of the Company. Prior to disclosure, when compelled by applicable law, Executive will provide prior written notice to the CEO, CFO and General Counsel of the Company (as applicable). Executive agrees that Executive obtains no title to any Company Confidential Information, and that the Company retains all Company Confidential Information as the sole property of the Company. Nothing in this Agreement prevents Executive from engaging in protected activity, as described in Sections 4(b) or 5(d) herein.

(b)    As used herein, “Company Confidential Information” means all information (including any and all combinations of individual items of information) that the Company has or will develop, acquire, create, compile, discover or own, that has value in or to the Company's business which is not generally known and which the Company wishes to maintain as confidential. Company Confidential Information includes both information disclosed by the Company to Executive, and information developed or learned by Executive during the course of his employment with the Company. Company Confidential Information also includes all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Company Confidential Information. By example, and without limitation, Company Confidential Information is any and all non-public information that relates to the actual or anticipated business and/or products, research or development of the Company, or to the Company's technical data, trade secrets, or know-how, including, but not limited to, research, product plans, or other information regarding the Company's products or services and markets therefor, internal customer lists, software, developments, inventions, discoveries, ideas, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, and other business information disclosed by the Company either directly or indirectly in writing, orally or by drawings or inspection of premises, parts, equipment, or other Company property. Notwithstanding the foregoing, Company Confidential Information shall not include any such information which Executive can establish (i) was publicly known or made generally available prior to the time of disclosure by the Company to Executive; or (ii) becomes publicly known or made generally available after disclosure by the Company to Executive through no wrongful action or omission by Executive.

(c)    Executive represents and warrants that Executive has returned all property (including all electronically stored information) belonging to the Company or any of its affiliates to the Company, and Executive further represents and warrants that Executive has not kept, and will not keep, any copies, nor made or retained any abstracts or notes of any Company Confidential Information. Executive recognizes that Wrap has received from third parties confidential or proprietary information subject to a duty on Wrap’s part to maintain the confidentiality of such information and to use it only for certain limited purposes. Executive agrees to hold all such confidential or proprietary information in the strictest confidence and not to disclose it to any person, firm or corporation or use it.

(d)    Executive shall not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, provided that it is disclosed solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document filed in a lawsuit or other proceeding filed under seal so that it is not disclosed to the public. If Executive brings suit against Wrap for retaliation based on the reporting of a suspected violation of law, Executive may disclose a trade secret to Executive’s attorney and use the trade secret information in the court proceeding, so long as any document containing the trade secret is filed under seal and Executive does not disclose the trade secret except pursuant to court order.

(e)    Executive agrees that, for a period of twelve (12) months following the Separation Date, unless an adjudicator finds the twelve (12) month period to exceed a reasonable length under the applicable circumstances, then for a period of six (6) months immediately following the Separation Date (such applicable 12- or six- month period, the “Restricted Period”), Executive shall not, without the prior written consent of the Company, actively compete against the Company in areas that were explored, experienced or envisioned during the Executive’s employment with the Company pertaining to remote restraining devices, virtual policing / teaching technology, shield equipment and other related topics. This includes that Executive shall not compete through maintaining an employment, contractual, or other business relationship, either directly or indirectly, to provide services or products competitive to those in which the Company was engaged, or planned to engage, as of the Separation Date. This restriction covers Executive’s activities in every part of the Territory. For purposes of this Agreement, “Territory” shall mean:

(i) all states of the United States of America in which the Company provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the Separation Date; and (ii) any other countries in which the Company maintains non-trivial operations or facilities, provided goods or services, had customers, or otherwise conducted business at any time during the two-year period prior to the Separation Date. Notwithstanding the foregoing, this restriction does not prohibit Executive from owning securities of corporations listed on a national securities exchange or regularly traded by national securities dealers.

(f)    Executive agrees that, during the Restricted Period, Executive shall not contact, or cause to be contacted with any Customer for the purposes of conducting business that is competitive to that of the Company or for the purpose of disadvantaging the Company's business in any way. For purposes of this Agreement, “Customer” shall mean all persons or entities that have used or inquired of the Company's services at any time during the two-year period preceding the Separation Date. Executive also agrees that, during the Restricted Period, Executive will not deliberately directly or indirectly recruit or solicit any employee of the Company to leave their employment with the Company, nor will Executive contact any supplier, vendor or contractor who conducted business with the Company at any time during the two-year period preceding the Separation Date, to terminate or adversely modify any business relationship with the Company or not to proceed with, or enter into, any business relationship with the Company, nor shall Executive otherwise interfere with any business relationship between the Company and any such franchisee, joint venture, supplier, vendor or contractor.

(g)    Executive agrees that he will at no time willfully make any defamatory or derogatory statements about or otherwise disparage, impugn or damage the reputation or integrity of Wrap or any of its affiliates, to any person or entity. The foregoing shall not prohibits statements made in response to valid compulsory legal process or as otherwise required by law, or permitted pursuant to Section 4(b) above.

(h)    Executive acknowledges that Executive’s fulfillment of the obligations contained in this Agreement, including, but not limited to, Executive’s obligation neither to disclose nor to use Company Confidential Information other than for the Company's exclusive benefit and Executive’s obligations not to compete and not to solicit contained above, is necessary to protect Company Confidential Information and, consequently, to preserve the value and goodwill of the Company. Executive also acknowledges the duration, geographic and scope limitations of Executive’s obligations under the covenants above are fair and reasonable in all respects, and are narrowly tailored to protect the Company’s legitimate business interests, especially in light of the Company's nationwide and international business dealings and its need to protect Company Confidential Information and the scope and nature of the Company's business, and that Executive shall not be precluded from gainful employment if Executive is obligated not to compete with the Company or solicit its customers, employees, or others during the period and within the Territory as described above.

(i)    The covenants contained in this Section 5 above will be construed as a series of separate covenants. If an adjudicator finds the duration, geography or scope of any of the restrictions set forth in Section 5 above, to be unreasonable under the applicable circumstances, then the adjudicator may remove such restriction in favor of an alternative restriction written into the applicable subsection. If an adjudicator finds any alternative restriction to be unreasonable under the circumstances, or no alternative restriction is written, then Executive and the Company expressly agree that unreasonable restriction may be removed by the adjudicator, and if appropriate, modified to one that the adjudicator believes is reasonable in light of the circumstances and consideration paid herein. In the event that the adjudicator does not exercise the power granted to it in the prior sentences that allow for modification of the time limits and/or Territory, the Company and Executive agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

6.          Intellectual Property.

(a)    As between the Company and Executive, Executive agrees that all right, title, and interest in and to any and all copyrightable material, notes, records, drawings, designs, logos, inventions, improvements, developments, discoveries, ideas and trade secrets conceived, discovered, authored, invented, developed or reduced to practice by Executive, solely or in collaboration with others, during the period of time that Executive was in the employ of the Company and within the course of Executive’s employment, or with the use of Company's equipment, supplies, facilities, or Company Confidential Information, and any copyrights, patents, trade secrets, mask work rights or other intellectual property rights relating to the foregoing, except as provided in Section 6(b) below (collectively, “Inventions”), are the sole property of the Company. Executive also agrees to promptly make full written disclosure to the Company of any Inventions, and Executive hereby irrevocably assigns fully to the Company all of Executive’s right, title and interest in and to all Inventions. Executive further acknowledges that all original works of authorship that have been made by Executive (solely or jointly with others) within the scope of and during the period of his employment with the Company and that are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act. Executive understands and agrees that the decision whether or not to commercialize or market any Inventions is within the Company's sole discretion and for the Company's sole benefit, and that no royalty or other consideration will be due to Executive as a result of the Company's efforts to commercialize or market any such Inventions.

(b)    The provisions of this Agreement requiring assignment of Inventions to the Company do not apply to any Invention that Executive has independently developed entirely on Executive’s own time without using the Company's equipment, supplies, facilities, trade secret information or Confidential Information ("Other Invention"), except that "Other Invention" does not include, and the provisions of this Agreement requiring assignment of Inventions to the Company do apply to, Inventions that either (i) relate or related at the time of conception or reduction to practice of such Other Invention to the Company's business, or actual or demonstrably anticipated research or development of the Company or (ii) result or resulted from any work that Executive performed for the Company. Executive will advise the Company promptly in writing of any Invention that the Employee believes constitutes an Other Invention. Executive agrees that the Employee shall not incorporate, or permit to be incorporated, any Other Invention without the Company's prior written consent. Notwithstanding the foregoing sentence, if, in the course of the Executive’s employment with the Company, Executive incorporates or incorporated into a Company product, process or service an Other Invention owned by Executive or in which Executive has an interest, Executive hereby grants to the Company a nonexclusive, royalty- free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Other Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto.

(c)     Executive will inform the Company, in writing, before incorporating any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by Executive or in which Executive had an interest prior to the Executive employment with the Company ("Prior Inventions") into any Invention or otherwise utilizing any Prior Invention in the course of Executive’s employment with the Company; and the Company is hereby granted a nonexclusive, royalty-free, perpetual, irrevocable, transferable worldwide license (with the right to grant and authorize sublicenses) to make, have made, use, import, offer for sale, sell, reproduce, distribute, modify, adapt, prepare derivative works of, display, perform, and otherwise exploit such incorporated or utilized Prior Inventions, without restriction, including, without limitation, as part of or in connection with such Invention, and to practice any method related thereto. Executive will not incorporate any inventions, discoveries, ideas, original works of authorship, developments, improvements, trade secrets and other proprietary information or intellectual property rights owned by any third party into any Invention without the Company's prior written permission. Executive represents and warrants that there are no Prior Inventions.

(d)    Any assignment to the Company of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as "moral rights," "artist's rights," "droit moral," or the like (collectively, "Moral Rights"). To the extent that Moral Rights cannot be assigned under applicable law, Executive hereby waives and agrees not to enforce any and all Moral Rights, including, without limitation, any limitation on subsequent modification, to the extent permitted under applicable law.

(e)    Executive agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Executive (solely or jointly with others) during his employment with the Company. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by the Company. As between the Company and Executive, the records are and will be available to and remain the sole property of the Company at all times.

(f)    Executive agrees to assist the Company, or its designee, at the Company's expense, in every proper way to secure the Company's rights in the Inventions in any and all countries, including the disclosure to the Company of all pertinent information and data with respect thereto, the execution of all applications, specifications, oaths, assignments, and all other instruments that the Company shall deem proper or necessary in order to apply for, register, obtain, maintain, defend, and enforce such rights, and in order to deliver, assign and convey to the Company, its successors, assigns, and nominees the sole and exclusive rights, title, and interest in and to all Inventions, and testifying in a suit or other proceeding relating to such Inventions. Executive further agrees that his obligations under this Section 6(f) will continue following the Separation Date.

(g)    Executive agrees that, if the Company is unable because of the Executive’s unavailability, mental or physical incapacity, or for any other reason to secure Executive’s signature with respect to any Inventions, including, without limitation, for the purpose of applying for or pursuing any application for any United States or foreign patents or mask work or copyright registrations covering the Inventions assigned to the Company herein, then Executive hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Executive’s agent and attorney-in-fact, to act for and on my behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Executive. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.

7.         Reference Requests. Executive agrees that all requests for reference shall be directed to Kevin Mullins or such other individual as the Company may designate. Wrap agrees that in response to a reference request directed to Kevin Mullins while Mr. Mullins is an officer of the Company, he will respond with Executive’s title and dates of employment.

8.          No Re-Hire Obligation. Executive agrees that the Releasees have no obligation, contractual or otherwise, to rehire, reinstate, re-employ, or recall him in the future, or to consider any employment application submitted by him. Executive acknowledges and agrees that a refusal by the Releasees to hire him in the future as an employee or independent contractor, whether on a full-time, part-time or temporary basis, shall not be deemed retaliatory.

9.        Entire Agreement and Amendment. Executive affirms that the only consideration for signing this Agreement are the terms stated herein, that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause him to sign this Agreement. Executive has accepted the terms of this Agreement because he believes it to be fair and reasonable and for no other reason. This Agreement sets forth the entire agreement of the parties, and supersedes any and all prior agreements or understandings between the parties, pertaining to the subject matter of this Agreement; provided , however, this Agreement is in addition to and complements (and does not supersede or replace) any other obligation that Executive has to Wrap or any of its affiliates with respect to confidentiality or no-disclosure, return of property, no-competition, non-solicitation or non-disparagement (whether such obligations arise by contract, statute, common law or otherwise), which obligations shall remain in full force and effect. Any modifications or changes to this Agreement must be made in writing and signed by all Parties.

10.      Beneficiaries and Assignment. This Agreement is binding upon and inures to the benefit of Executive, Wrap and the other Releasees, and their respective, heirs, personal and legal representatives, successors and assigns. Each Releasee that is not a signatory hereto is an intended third-party beneficiary of Executive’s representations, covenants, and release of claims hereunder. This Agreement may not be assigned by Executive. Executive acknowledges that the payments and consideration referenced in Section 2 and 3 herein are due solely from the Company, and Insperity has no obligation to pay or provide the consideration described in Section 2 and 3 herein, even though payment may be processed through Insperity.

11.        Counterparts. This Agreement may be executed in counterparts, and execution in such manner shall in no way affect or alter the validity of this Agreement or the rights and responsibilities of the parties thereto. PDF signatures shall be treated as originals for all purposes.

12.        Construction. In the event of a dispute regarding the meaning of any language contained in this Agreement, the Parties agree that the same shall be accorded a reasonable construction and shall not be construed more strongly against one Party than the other by virtue of that Party having drafted this Agreement or any portion thereof. The words “hereof,” “herein” and “hereunder” and other compounds of the word “here” shall refer to the entire Agreement and not to any particular provision hereof. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation”, “but not limited to”, or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter. The word “or” as used herein is not exclusive and is deemed to have the meaning “and/or.” Unless the context requires otherwise, all references herein to a law, agreement, instrument or other document shall be deemed to refer to such law, agreement, instrument or other document as amended, supplemented, modified and restated from time to time to the extent permitted by the provisions thereof.

13.       Choice of Law; Dispute Resolution. This Agreement shall be governed by and interpreted according to the law of the State of Arizona, without regard to or application of choice- of-law rules or principles. The Parties to this Agreement agree that any action arising out of this Agreement may only be brought in the state or federal courts, as applicable, in Maricopa County, Arizona and consent to the jurisdiction of such courts. If any provision of this Agreement is held to be invalid, illegal, void or unenforceable, the invalid, illegal, void or unenforceable term shall be deemed not to be a part of this Agreement, and the validity of the remaining terms of this Agreement shall not be affected thereby and shall continue in full force and effect. The Parties agree to waive their right to a trial by jury in any action related to or arising out of this Agreement or Executive’s employment with Wrap.

14.        Time to Consider Agreement. Should Executive fail to execute and return this Agreement within 10 days of the date he was presented with this Agreement, the severance offer is revoked and the terms herein are null and void.

THE UNDERSIGNED FURTHER STATE THAT EACH HAS CAREFULLY READ THE FOREGOING AGREEMENT, KNOWS THE CONTENTS THEREOF, FREELY, KNOWINGLY, AND VOLUNTARILY ASSENTS TO ALL THE TERMS AND CONDITIONS THEREOF, AND SIGNS THE SAME AS HIS OR ITS OWN FREE ACT.

/s/ Glenn Hickman	May 8, 2023
Glenn Hickman	Date

Wrap Technologies, Inc.

By: /s/ Chris DeAlmeida	May 8, 2023
Chris DeAlmeida	Date
Title: Chief Financial Officer